Exhibit 99.1

NEWS RELEASE

HighPeak Energy, Inc. Chief Executive Officer, Jack Hightower, and President, Michael Hollis, to Participate in Water Tower Research Fireside Chat

FORT WORTH, Texas, November 18, 2021 (GLOBE NEWSWIRE)— HighPeak Energy, Inc. (NASDAQ: HPK) (“HighPeak Energy”), today announced that Chief Executive Officer, Jack Hightower, and President, Michael Hollis, will participate in a fireside chat with Jeff Robertson of Water Tower Research at 2:00 p.m. Eastern Time on Monday, November 22, 2021.

Topics expected to be discussed at the fireside chat include the progress of HighPeak Energy’s asset development program and its recently announced outlook for 2022.

The registration link to listen to the fireside chat is https://globalmeet.webcasts.com/starthere.jsp?ei=1514348&tp_key=d07b8f4731.

About HighPeak Energy, Inc.

HighPeak Energy is a publicly traded independent oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.